UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2022

ACELRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25821 Industrial Blvd, Suite 400
Hayward, CA 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 6, 2022, AcelRx Pharmaceuticals, Inc. (the “Company”) received written notice (the “Notice”), from the Nasdaq Stock Market, LLC (“Nasdaq”), notifying the Company that it is not in compliance with the market value of listed securities requirement set forth in Nasdaq Listing Rule 5450(b)(2)(A) for continued listing on The Nasdaq Global Market (the “MVLS Requirement”). Nasdaq Listing Rule 5450(b)(2)(A) requires a company’s listed securities to maintain a minimum market value of at least $50.0 million, and Nasdaq Listing Rule 5810(c)(3)(C) provides that a failure to meet such requirement exists if the deficiency continues for a period of 30 consecutive business days.

The Notice does not impact the listing of the Company’s common stock on The Nasdaq Global Market at this time. Pursuant to Nasdaq Listing Rule 5810(c)(3)(C) the Company has 180 calendar days, or until November 2, 2022 (the “Compliance Date”), to regain compliance with the MVLS Requirement. If at any time prior to the Compliance Date, the Company achieves compliance for a minimum of 10 consecutive business days, Nasdaq will provide the Company written confirmation of compliance. Nasdaq may exercise its discretion to extend this 10-day period. In the event the Company does not regain compliance prior to the Compliance Date, the Company will receive written notification that its securities are subject to delisting, at which point the Company may appeal the delisting determination.

The Company intends to monitor the market value of its common stock and will evaluate available options to regain compliance with Nasdaq Listing Rule 5450(b)(2)(A) and to remain listed on The Nasdaq Global Market. The Company may also choose to transfer the listing of its common stock to The Nasdaq Capital Market. There can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5450(b)(2)(A), or maintain compliance with any other listing requirements, or satisfy the requirements necessary to transfer the listing of its common stock to The Nasdaq Capital Market.

On December 3, 2021, the Company announced that that it had received written notice from The Nasdaq Stock Market LLC notifying the Company that on December 2, 2021, the average closing price of its common stock over the prior 30 consecutive trading days had fallen below $1.00 per share, which is the minimum average closing price required to maintain listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5550(a)(2). The Company intends to actively monitor the closing bid price of its common stock and will evaluate available options to regain compliance with the minimum bid price requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2022	ACELRX PHARMACEUTICALS, INC.
	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer

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